UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2015

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Kenneth A. Giuriceo, a member of the Board of Directors (the “Board”) of Envision Healthcare Holdings, Inc. (the “Company”), notified the Company of his decision not to stand for re-election as a Class II director when his current term expires at the Company’s Annual Meeting of Stockholders to be held on May 21, 2015 (the “2015 Annual Meeting”), and to resign from the Board and its finance committee upon the election of his successor at the 2015 Annual Meeting.  Mr. Giuriceo’s decision not to stand for re-election did not result from any disagreement with the Company.

Item 8.01.  Other Events.

As disclosed by the Company in its definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2015, the Board has nominated James D. Shelton to stand for election to the Board as a Class II director at the 2015 Annual Meeting.  Mr. Shelton is expected to serve on the Board’s audit, compensation, and nominating and governance committees upon his election to the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

April 22, 2015	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

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